As filed with the Securities and Exchange Commission on March 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Beacon Roofing Supply, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4173371
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(Address of Registrant’s Principal Executive Offices)

Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan

(effective February 9, 2016)

(Full title of the plan)

Paul M. Isabella

President and Chief Executive Officer

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(Name and address of agent for service)

(571) 323-3939

(Telephone number, including area code, of agent for service)

With a copy to:

Ross D. Cooper

Executive Vice President, General Counsel &Secretary

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,147,245	$39.84	$125,386,241	$12,626.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “ Securities Act ”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock of Beacon Roofing Supply, Inc. that become issuable pursuant to the Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on March 21, 2016.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-193904) filed by the Registrant with the Securities and Exchange Commission on February 12, 2014, registering Common Stock issuable under the Plan are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on the 25th day of March, 2016.

BEACON ROOFING SUPPLY, INC. (Registrant)

By:	/s/ Paul M. Isabella
Paul M. Isabella
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below appoints Paul M. Isabella and Ross D. Cooper, or any of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file any post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Company made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Isabella	President and Chief Executive	March 25, 2016
Paul M. Isabella	Officer (Principal Executive Officer) and Director

/s/ Joseph M. Nowicki	Executive Vice President and Chief	March 25, 2016
Joseph M. Nowicki	Financial Officer (Principal Accounting Officer and Principal Financial Officer )

/s/ Robert R. Buck	Chairman	March 25, 2016
Robert R. Buck

/s/ Richard W. Frost	Director	March 25, 2016
Richard W. Frost

/s/ Alan Gershenhorn	Director	March 25, 2016
Alan Gershenhorn

/s/ Peter M. Gotsch	Director	March 25, 2016
Peter M. Gotsch

/s/ Philip W. Knisely	Director	March 25, 2016
Philip W. Knisely

/s/ Neil S. Novich	Director	March 25, 2016
Neil S. Novich

/s/ Stuart A. Randle	Director	March 25, 2016
Stuart A. Randle

Signature	Title	Date

/s/ Nathan K. Sleeper	Director	March 25, 2016
Nathan K. Sleeper

/s/ Douglas L. Young	Director	March 25, 2016
Douglas L. Young

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K for the year ended September 25, 2004).

3.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed September 24, 2014).

4	Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan (Effective February 9, 2016) (incorporated herein by reference to Appendix A to the Registrant’s 2016 Definitive 14A Proxy Statement filed on January 6, 2016).

5	Opinion of Ross D. Cooper

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Ross D. Cooper (included in Exhibit 5)

24	Power of Attorney (set forth on the signature page).